EMPLOYEES' RETIREMENT PLAN OF EASTERN UTILITIES ASSOCIATES

                   AND ITS AFFILIATED COMPANIES

            FIRST AMENDMENT TO THE 1989 RESTATED PLAN


WHEREAS, Eastern Utilities Associates amended and restated its pension plan known as the "Employees' Retirement Plan of Eastern Utilities Associates and its Affiliated Companies" effective as of January 1, 1989 (hereinafter sometimes referred to as the "Plan"); and

WHEREAS, the Association wishes to make certain additional amendments to said Plan; and

WHEREAS, by Article 12 of the Plan the power to modify or amend the Plan is reserved to the Board of Trustees of Eastern Utilities Associates subject to certain conditions not here applicable.

NOW THEREFORE, said Plan is hereby further amended effective as of June 1, 1995 by adding a new section 4.5 to read as follows:

4.5  Special 1995 Voluntary Retirement Incentive.

     (a) Subject to the maximum benefit limitation of Section 3.3, a Special 1995 Voluntary Retirement Incentive shall be available to a Participant who is not employed at Newport Electric Corporation who:

        (i)    is an Active Participant on January 1, 1995;

        (ii)   will have attained at least age 55 during 1995;

        (iii) will have completed at least 10 Years of Vesting Service during 1995; and

        (iv) is less than 61 years of age during 1995 or will have completed less than 35 Years of Vesting Service during 1995;

        or to a Participant who is employed at Newport Electric Corporation who:

        (i)    will have attained at least age 55 during 1995;

        (ii) will have completed at least 10 Years of Vesting Service during 1995; and is either case, such Participant:

        (i) is employed in a job classification of "monthly paid exempt employee" which the Employer has designated as eligible for this special benefit;

        (ii) is not a highly compensated employee, which within the meaning of section 414(q) of the Code; and

        (iii) elects to retire hereunder effective no later than June 1, 1995 (or such later date as determined by the Company, but in no event later than May 31, 1996) in accordance with procedures established by the Retirement Board.

     (b) The monthly Special 1995 Voluntary Retirement Incentive of an eligible Participant who elects to retire hereunder shall be equal to his Voluntary Retirement Incentive determined under
               Section 4.2 or Section A.6.1, whichever is applicable, as of his Early Retirement Date, based on:

        (i) his Years of Benefit Service on such date plus five additional years of such service, and

        (ii) his age on such date plus five additional years for purposes of determining the appropriate early retirement reduction factor in the Appendix.

     (c) A participant who elects to retire hereunder may be entitled to an additional supplemental monthly benefit of $600. Such supplemental monthly benefit shall be payable for the period beginning on the Participant's Early Retirement Date and ending on the earlier of his death or with the payment due for the month before which the Participant attains age 62. No supplemental monthly benefit shall be payable for a Participant who has attained age 62 as of his Early Retirement Date.

     (d) For participants (a) above who retire after June 1, 1995, the actuarial equivalent at retirement of the increased benefits provided under (b) and (c) above shall not be less than the actuarial equivalent of such amounts calculated as of June 1, 1995.

     (e) For participants who retired on or after March 1, 1995, and who elected such retirement prior to the announcement of this
               Section 4.5 and who met the applicable requirements described in
               (a) above will be eligible for the benefits described in (b) and
               (c) above with such increases in benefit amounts payable beginning June 1, 1995.

     (f) The Special 1995 Voluntary Retirement Incentive shall be in lieu of any other benefit payable under the Plan and shall be payable in accordance with Article VII and Section A.11.0 if applicable, except that the additional supplemental monthly benefit of $600 will be paid in accordance with (c) above.


IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, as of the 30 Day of November, 1995.


                                   EASTERN UTILITIES ASSOCIATES


                                   By/s/ John R. Stevens
                                         John R. Stevens
                                         President


ATTEST:

/s/ Clifford J. Hebert, Jr.
    Clifford J. Hebert, Jr.
     Secretary

(CORPORATE SEAL)